Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our name and the use of our opinion dated June 18, 2010 on the consolidated financial statements of Duoyuan Global Water Inc. (the “Company”) for the year ended December 31, 2009 included in its Annual Report on Form 20-F being filed by the Company, for the fiscal year ended December 31, 2009 and its incorporation by reference into Registration Statement on Form S-8 (No: 333-160255, effective June 26, 2009).
/s/ GRANT THORNTON
Hong Kong
June 18, 2010